[Letterhead of Gordon Altman Butowsky Weitzen Shalov & Wein]

                                        February 21, 1997

Oppenheimer Quest Capital Value Fund, Inc.
Two World Trade Center
New York, NY  10048-0203

Dear Sir/Madam:

     This opinion is being furnished in connection with the registration by Oppenheimer Quest Capital Value Fund, Inc., a Maryland corporation (the "Company"), of an indefinite number of shares of its Common Stock, $.0001 par value (the "Shares"), pursuant to a registration statement on Form N-1A (File No. 333-16881), as amended (the "Registration Statement"), under the Securities Act of 1933, as amended and the Investment Company Act of 1940, as amended. The Registration Statement was filed under the name Quest for Value Dual Purpose Fund, Inc. The Company's shareholders have approved an amendment to the Company's Articles of Incorporation, changing the name to Oppenheimer Quest Capital Value Fund, Inc., which amendment will be effective prior to issuance of the Shares.

     As counsel for the Company, we have examined such Company records, certificates and other documents and reviewed such questions of law as we have considered necessary or appropriate for purposes of this opinion.

     As to matters of Maryland law contained in this opinion, we have relied upon the opinion of Piper & Marbury dated February 21, 1997.

     Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement, will be duly and validly issued, fully paid and non-assessable by the Company.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof. In giving this consent, we do not thereby admit that we are within the category of person whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                              Very truly yours,
                              Gordon Altman Butowsky Weitzen
                              Shalov & Wein
opinion/capital.op